Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of SpartanNash Company (the “Company”) that the Annual Report of the Company on Form 10-K for the accounting period ended December 28, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

This Certificate is given pursuant to 18 U.S.C. § 1350 and for no other purpose.

Dated: February 26, 2020	/s/ Dennis Eidson
Dennis Eidson Interim President and Chief Executive Officer (Principal Executive Officer)
Dated: February 26, 2020	/s/ Mark E. Shamber
Mark E. Shamber Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Dated: February 26, 2020	/s/ Tammy R. Hurley
Tammy R. Hurley Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

A signed original of this written statement has been provided to SpartanNash Company and will be retained by SpartanNash Company and furnished to the Securities and Exchange Commission or its staff upon request.